UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 24, 2012

ACCURIDE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32483	61-1109077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7140 Office Circle, Evansville, IN	47715
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (812) 962-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, William M. Lasky’s service as a Director of Accuride Corporation (the “Company”) ended on April 24, 2012, the date of the Company’s Annual Meeting of Stockholders and the end of his term.

Item 5.07.                      Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on April 24, 2012. The stockholders considered three proposals.  The proposals are described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 21, 2012.

Proposal 1:   Election of six (6) directors to hold office until the 2013 Annual Meeting:

	Votes For	Votes Withheld
Keith E. Busse	34,950,996	4,024,002
Richard F. Dauch	34,964,045	4,010,953
Benjamin C. Duster, IV	29,420,576	9,554,422
Lewis M. Kling	38,278,014	696,984
Stephen S. Ledoux	34,052,725	4,922,273
John W. Risner	34,263,943	4,711,055

Broker Non-Votes: 2,888,656 shares for each director.

All of the foregoing candidates were elected and each received affirmative votes from more than a majority of the shares outstanding.

Proposal 2:   The vote on a proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent public accountants for 2012 was as follows:

For	Against	Abstain	Broker Non-Votes
41,445,803	400,371	17,480	0

The foregoing proposal was approved.

Proposal 3:   The advisory vote on the compensation of the Company’s executive officers was as follows:

For	Against	Abstain	Broker Non-Votes
38,577,616	336,041	61,341	2,888,656

The foregoing advisory vote was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCURIDE CORPORATION

Date: April 25, 2015	/s/ Stephen A. Martin
Stephen A. Martin
Senior Vice President / General Counsel